Exhibit 21.1

Subsidiaries of Registrant

Name of Subsidiary	Jurisdiction of Incorporation or Organization
0972792 B.C. LTD	Canada
AbC.R.O., Inc.	Virginia
Access to Patients, LLC	Pennsylvania
Acurian, Inc.	Delaware
APBI Finance Corporation	Delaware
Applied Bioscience International, LLC	Delaware
ATP, LLC	North Carolina
CCBR (Beijing) Company Limited	China
CCBR Asia Ltd.	Hong Kong
CENTER FOR CLINICAL AND BASIC RESEARCH (BEIJING) LIMITED SHANGHAI BRANCH	China
Center for Clinical and Basic Research A/S	Denmark
Center for Clinical and Basic Research AS	Estonia
Center for Health and Medical Research -CCBR Hong Kong Limited	Hong Kong
Chelmsford Clinical Trials Unit Limited	United Kingdom
Clinical Technology Centre (International) Limited	United Kingdom
Clinical Technology Centre (Ireland) Limited	Ireland
Compass NeuroHealth, LLC	Florida
Compass Research North, LLC	Florida
Compass Research Phase 1, LLC	Florida
Compass Research, LLC	Florida
DDF Properties Estonia OU	Estonia
Eagle Holding Company II, LLC	Delaware
Evidera Access Consulting Ltd	United Kingdom
Evidera Holdings Ltd	United Kingdom
Evidera Ltd	United Kingdom
Evidera, Inc.	Delaware
Evidera, Inc. (UK)	United Kingdom
Evidera, LLC	Delaware
Excel PharmaStudies Inc.	Cayman Islands
Greenbird Limited	Cyprus
Jaguar (Barbados) Finance SRL	Barbados
Jaguar Holding Company I, LLC	Delaware
Jaguar Holding Company II	Delaware
Leicester Clinical Research Centre Limited	United Kingdom
Limited Liability Company Contract Research Organisation Innopharm	Ukraine
Limited Liability Company PPD Development (Smolensk)	Russia
Medical Centre Synexus Sofia EOOD	Bulgaria
Medici Global Ltd.	United Kingdom
MediciGroup, Inc.	Pennsylvania
Medimix Latam Pesquisa de Mercado Ltda	Brazil
NeuroHealth, Inc.	Florida
Optimal Research, LLC	Maryland
Panoply Health Limited	United Kingdom
Pharmaceutical Product Development South Africa (Proprietary) Limited - Uganda Branch	Uganda
Pharmaceutical Product Development South Africa (Proprietary) Ltd	South Africa

Pharmaceutical Product Development Spain SL	Spain
Pharmaceutical Product Development, LLC	Delaware
Pharmaco Investments, Inc.	Delaware
PPD (Netherlands) B.V.	Netherlands
PPD Aeronautics, LLC	North Carolina
PPD Argentina S.A.	Argentina
PPD Australia Pty Limited	Australia
PPD Bulgaria EOOD	Bulgaria
PPD Canada	Canada
PPD Colombia S.A.S	Colombia
PPD Corporate Foundation	Delaware
PPD CT Investments LLP	United Kingdom
PPD Czech Republic S.R.O.	Czech Republic
PPD Denmark, Filial af PPD Scandinavia AB, Sverige	Denmark
PPD Development (HK) Limited - Taiwan Branch	Taiwan
PPD Development (HK) Limited.	Hong Kong
PPD Development (S) Pte. Ltd - Indonesia	Indonesia
PPD Development (S) Pte. Ltd. (Philippines Branch)	Philippines
PPD Development (S) Pte. Ltd. - Malaysia branch	Malaysia
PPD Development (S) Pte. Ltd. - Singapore	Singapore
PPD Development (S) Pte. Ltd. Korea Branch	South Korea
PPD Development (Thailand) Co., Ltd.	Thailand
PPD Development Ireland Limited	Ireland
PPD Development, L.P.	Delaware
PPD do Brasil- Suporte a Pesquisa Clinica Ltd	Brazil
PPD France SAS	France
PPD Germany GmbH	Germany
PPD Germany GmbH & Co. KG	Germany
PPD Global Central Labs (S) Pte. Ltd. - Singapore	Singapore
PPD Global Central Labs BV	Belgium
PPD Global Central Labs, LLC	Kentucky
PPD Global Limited - Ghana Branch	Ghana
PPD Global Limited - Israel Branch	Israel
PPD Global Limited - Kenya Branch	Kenya
PPD Global Limited - New Zealand Branch	New Zealand
PPD Global Limited Merkezi İngiltere Türkiye İstanbul Şubesi	Turkey
PPD Global Limited Sucursal em Portugal	Portugal
PPD Global Ltd - Austria Branch	Austria
PPD Global Ltd - Greece Branch	Greece
PPD Global Ltd.	United Kingdom
PPD GP, LLC	Delaware
PPD Guatemala, S.A.	Guatemala
PPD Holdings, LLC	Delaware
PPD Hrvatska d.o.o.	Croatia
PPD Hungary Research and Development Ltd.	Hungary
PPD International Holdings (UK) Ltd	United Kingdom
PPD International Holdings GmbH	Germany
PPD International Holdings, Inc. y Compania Limitada	Chile
PPD International Holdings, LLC	Delaware
PPD International Holdings, LLC - Belgium Branch	Belgium
PPD International Investments Limited	United Kingdom
PPD Investigator Services, LLC	Delaware
PPD Italy S.r.l	Italy

PPD Laboratories (Suzhou) Co., Ltd.	China
PPD Latvia SIA	Latvia
PPD Mexico S.A. de C.V.	Mexico
PPD Peru S.A.C.	Peru
PPD Pharmaceutical Development (Beijing) Co., Ltd.	China
PPD Pharmaceutical Development (Beijing) Co., Ltd. Guangzhou Branch	China
PPD Pharmaceutical Development (Beijing) Co., Ltd. Shanghai Branch	China
PPD Pharmaceutical Development (Beijing) Co., Ltd. Shenyang Branch	China
PPD Pharmaceutical Development India Private Limited	India
PPD Pharmaceutical Development Japan K.K.	Japan
PPD Pharmaceutical Development Philippines Corp.	Philippines
PPD Pharmaceutical Development Vietnam Company Limited	Vietnam
PPD Poland Sp.Z o.o.	Poland
PPD Romania SRL	Romania
PPD Scandinavia AB	Sweden
PPD Serbia D.O.O. Beograd	Serbia
PPD Services, Inc.	North Carolina
PPD Slovak Republic s.r.o.	Slovak Republic
PPD Switzerland GmbH	Switzerland
PPD UK Holdings Limited	United Kingdom
PPD Vaccines and Biologics, LLC	Pennsylvania
PPD, Inc.	Delaware
PPD-SNBL K.K.	Japan
River Ventures, LLC	North Carolina
Shorecloud Corporation	Philippines
Synarc Inc.	Delaware
Synexus (Trustees) Limited	United Kingdom
Synexus Bulgaria EOOD	Bulgaria
Synexus Clinical Research Acquisitions Limited	United Kingdom
Synexus Clinical Research Finance Limited	United Kingdom
Synexus Clinical Research GmbH	Germany
Synexus Clinical Research Limited	United Kingdom
Synexus Clinical Research Midco No1 Limited	United Kingdom
Synexus Clinical Research Midco No2 Limited	United Kingdom
Synexus Clinical Research Midco No3 Limited	United Kingdom
Synexus Clinical Research Midco No4 Limited	United Kingdom
Synexus Clinical Research South Africa (Pty) Limited	South Africa
Synexus Clinical Research Topco Limited	United Kingdom
Synexus Clinical Research US, Inc.	Arizona
Synexus Czech s.r.o.	Czech Republic
Synexus Holding, LLC	Delaware
Synexus Limited	United Kingdom
Synexus Magyarorszg Egszsggyi Szolgltat Korltolt Felelssg Trsasg	Hungary
Synexus Polska Sp. Z o.o	Poland
Synexus Ukraine Limited Liability Company	Ukraine
The Compass Clinic, LLC	Florida
The Resident Representative Office of PPD Development (S) Pte. Ltd. in Ho Chi Minh City	Vietnam
UAB Center for Clinical and Basic Research	Lithuania
UAB DDF Properties LT	Lithuania
Wildcat Acquisition Holdings (UK) Limited	United Kingdom